UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2017

TRACON Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8910 University Center Lane, Suite 700 San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On February 9, 2017, the Company issued a press release announcing top-line results from a randomized Phase 2 clinical trial of TRC105 in recurrent glioblastoma (GBM) funded and conducted by the Clinical Therapy Evaluation Program (CTEP) of the National Cancer Institute (NCI).

In the trial, TRC105 combined with Avastin® (bevacizumab) was compared to single agent Avastin in a total of 101 patients with recurrent GBM following chemoradiation. The trial was designed to detect a three-month improvement in progression free survival (PFS), the primary endpoint, from the expected value of 3.45 months with single agent Avastin. Top-line data indicate that the combination of TRC105 and Avastin did not improve median PFS versus single agent Avastin in recurrent GBM patients, although the combination was associated with a non-significant increase in overall survival. Detailed data and the associated correlative analyses are expected to be presented at an oncology conference later this year.

The press release issued on February 9, 2017 is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	DDescription

99.1	Press release issued by TRACON Pharmaceuticals, Inc. dated February 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Dated: February 9, 2017
	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by TRACON Pharmaceuticals, Inc. dated February 9, 2017.